JNL SERIES TRUST
                              MULTIPLE CLASS PLAN

     This Multiple Class Plan (this "Plan") has been approved pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the A "1940 Act"), by a majority of the Trustees of JNL Series Trust (the "Trust"), a series-type, registered open-end management investment company, with respect to each of the Trust's investment portfolios (each a "Fund") as shown on Schedule A hereto, as amended from time to time.

     1.	CLASS  DESIGNATIONS.  Each Fund is authorized to issue from time to time the  following  classes  of  shares:

     (a)
     Class  A

     (b)
     Class  B

     2.	CLASS  A  SHARES.  Class  A  Shares  of  a Fund will be offered for sale subject  to  a  12b-1  Fee,  pursuant  to  the  Trust's  Distribution  Plan (the
"Distribution Plan"). For purposes hereof, "12b-1 Fee" refers to the fee authorized under the Trust's Distribution Plan, pursuant to Rule 12b-1 under the 1940 Act, that reflects the use of a portion of a Fund's assets to finance shareholder services or certain activities expected directly or indirectly to result in the sale of the relevant Fund's Class A Shares. Imposition of the 12b-1 Fee is subject to any required approval by the Trust's Board of Trustee and/or affected Class A Fund shareholders.

     3.	CLASS  B  SHARES.  Class  B  Shares  of  a Fund will be offered for sale without  being  subject  to  a  12b-1  Fee.

     4.	RELATIVE  RIGHTS  AND  OBLIGATIONS.  Each class of shares of a Fund will represent interests in the same portfolio of investments of the Fund and will have in all respects the same rights and obligations as each other class of the Fund, except as otherwise provided herein. Each class of shares may be subject to different investment minimums and other conditions of eligibility as may be described in the prospectus for the particular class of shares, as from time to time in effect.

     5.	CLASS  EXPENSES.  Each  class  of  shares  of a Fund will pay all of the expenses of an arrangement for shareholder services or the distribution of shares or both that is specific to that class, including the fees and expenses of any plan adopted pursuant to Rule 12b-1 relating to the particular class (including the expenses of obtaining shareholder approval of any such plan or amendment thereto) and any shareholder or administrative services plan or agreement relating to the particular class but not adopted under Rule 12b-1; and each class may, to the extent practicable, pay a different share of other expenses (excluding advisory or custodial fees or other expenses related to the management of the Fund's assets), if such other expenses are actually incurred in a different amount by that class or the class receives services of a different kind or to a different degree than other classes, including any incremental transfer agency fees attributable to the particular class and, consistent with rulings and other published statements of position of the Internal Revenue Service, any expenses of the Fund's operations that are directly attributable to the particular class.

     6.	INCOME,  GAIN,  AND  LOSSES  AND  FUND-WIDE  EXPENSES. Income, gain, and losses and expenses not allocated to a particular class of shares of a Fund will be allocated in accordance with Rule 18f-3(c) or any successor provision. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. Dividends and distributions paid to each class will be calculated in the same manner, on the same day and at the same time.

     7.	WAIVERS  AND  REIMBURSEMENTS.  Expenses may be waived or reimbursed by a
Fund's  adviser,  underwriter  or  any  other  provider of services to the Fund.

     8.	CONVERSION  FEATURES. Shares of one class of a Fund may not be converted into  shares  of  another  class  of  the  same  Fund.

     9.	EXCHANGE PRIVILEGES. Shares of each class of a Fund may be exchanged for shares of the same class of another Fund or, if the other Fund has only one class of shares, for shares of that class, but in either case only to the extent otherwise permitted as described in the prospectus for the particular class of shares, as from time to time in effect.

     10. VOTING RIGHTS. Each class of shares of a Fund will have (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

     11. AMENDMENTS. All material amendments to this Plan must be approved pursuant to Rule 18f-3 by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

Adopted: August 29, 2011

                                   SCHEDULE A
                             INVESTMENT PORTFOLIOS


FUND
CLASS


JNL/American Funds Blue Chip Income and Growth Fund
Class A
Class B

JNL/American Funds Global Bond Fund
Class A
Class B

JNL/American Funds Global Small Capitalization Fund
Class A
Class B

JNL/American Funds Growth-Income Fund
Class A
Class B

JNL/American Funds International Fund
Class A
Class B

JNL/American Funds New World Fund
Class A
Class B

JNL/AQR Managed Futures Strategy Fund
Class A
Class B

JNL/BlackRock Commodity Securities Fund
Class A
Class B

JNL/BlackRock Global Allocation Fund
Class A
Class B

JNL/Capital Guardian U.S. Growth Equity Fund
Class A
Class B

JNL/Capital Guardian Global Diversified Research Fund
Class A
Class B

JNL/Capital Guardian Global Balanced Fund
Class A
Class B

JNL/Eagle Core Equity Fund
Class A
Class B

JNL/Eagle SmallCap Equity Fund
Class A
Class B

JNL/Franklin Templeton Founding Strategy Fund
Class A

JNL/Franklin Templeton Global Growth Fund
Class A
Class B

JNL/Franklin Templeton Income Fund
Class A
Class B

JNL/Franklin Templeton International Small Cap Growth Fund
Class A
Class B

JNL/Franklin Templeton Mutual Shares Fund
Class A
Class B

JNL/Franklin Templeton Small Cap Value Fund
Class A
Class B

JNL/Goldman Sachs Core Plus Bond Fund
Class A
Class B

JNL/Goldman Sachs Emerging Markets Debt Fund
Class A
Class B

JNL/Goldman Sachs Mid Cap Value Fund
Class A
Class B

JNL/Goldman Sachs U.S. Equity Flex Fund
Class A
Class B

JNL Institutional Alt 20 Fund
Class A

JNL Institutional Alt 35 Fund
Class A

JNL Institutional Alt 50 Fund
Class A

JNL Institutional Alt 65 Fund
Class A

JNL/Invesco International Growth Fund
Class A
Class B

JNL/Invesco Large Cap Growth Fund
Class A
Class B

JNL/Invesco Global Real Estate Fund
Class A
Class B

JNL/Invesco Small Cap Growth Fund
Class A
Class B

JNL/Ivy Asset Strategy Fund
Class A
Class B

JNL/JPMorgan International Value Fund
Class A
Class B

JNL/JPMorgan MidCap Growth Fund
Class A
Class B

JNL/JPMorgan U.S. Government & Quality Bond Fund
Class A
Class B

JNL/Lazard Emerging Markets Fund
Class A
Class B

JNL/Lazard Mid Cap Equity Fund
Class A
Class B

JNL/M&G Global Basics Fund
Class A
Class B

JNL/M&G Global Leaders Fund
Class A
Class B

JNL/Mellon Capital Management Bond Index Fund
Class A
Class B

JNL/Mellon Capital Management Emerging Markets Index Fund
Class A
Class B

JNL/Mellon Capital Management European 30 Fund
Class A
Class B

JNL/Mellon Capital Management Global Alpha Fund
Class A
Class B

JNL/Mellon Capital Management Index 5 Fund
Class A

JNL/Mellon Capital Management International Index Fund
Class A
Class B

JNL/Mellon Capital Management Pacific Rim 30 Fund
Class A
Class B

JNL/Mellon Capital Management Small Cap Index Fund
Class A
Class B

JNL/Mellon Capital Management 10 x 10 Fund
Class A

JNL/Mellon Capital Management S&P 500 Index Fund
Class A
Class B

JNL/Mellon Capital Management S&P 400 MidCap Index Fund
Class A
Class B

JNL/Oppenheimer Global Growth Fund
Class A
Class B

JNL/PAM Asia ex-Japan Fund
Class A
Class B

JNL/PAM China-India Fund
Class A
Class B

JNL/PIMCO Real Return Fund
Class A
Class B

JNL/PIMCO Total Return Bond Fund
Class A
Class B

JNL/PPM America Floating Rate Income Fund
Class A
Class B

JNL/PPM America High Yield Bond Fund
Class A
Class B

JNL/PPM America Mid Cap Value Fund
Class A
Class B

JNL/PPM America Small Cap Value Fund
Class A
Class B

JNL/PPM America Value Equity Fund
Class A
Class B

JNL/Red Rocks Listed Private Equity Fund
Class A
Class B

JNL/T. Rowe Price Established Growth Fund
Class A
Class B

JNL/T. Rowe Price Mid-Cap Growth Fund
Class A
Class B

JNL/T. Rowe Price Short-Term Bond Fund
Class A
Class B

JNL/T. Rowe Price Value Fund
Class A
Class B

JNL/WMC Balanced Fund
Class A
Class B

JNL/WMC Money Market Fund
Class A
Class B

JNL/WMC Value Fund
Class A
Class B

JNL/S&P Managed Growth Fund
Class A

JNL/S&P Managed Conservative Fund
Class A

JNL/S&P Managed Moderate Growth Fund
Class A

JNL/S&P Managed Moderate Fund
Class A

JNL/S&P Managed Aggressive Growth Fund
Class A

JNL/S&P Competitive Advantage Fund
Class A
Class B

JNL/S&P Dividend Income & Growth Fund
Class A
Class B

JNL/S&P Intrinsic Value Fund
Class A
Class B

JNL/S&P Total Yield Fund
Class A
Class B

JNL/S&P 4 Fund
Class A

JNL Disciplined Moderate Fund
Class A

JNL Disciplined Moderate Growth Fund
Class A

JNL Disciplined Growth Fund
Class A